EXHIBIT 99.1

News Release
For Immediate Release:

Pioneer Launches Human Resources Consulting Division,
Expands its Capabilities as ‘More Than a Bank’

Pioneer’s newest line of business, under the leadership of industry expert Miriam Dushane, will deliver on-site HR expertise, project-based resources, and leave management services to small and mid-sized companies

Albany, N.Y. - August 5, 2025 - Pioneer (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, announced it is taking another step advancing its strategy of being “More Than a Bank” with the launch of its newest line of business, Human Resources (HR) Consulting. The new division will be headed by Miriam Dushane, a nationally recognized industry leader, who has been hired as Vice President of HR Consulting.
Created in response to a growing need in the marketplace, Pioneer’s HR Consulting Division will provide critical HR expertise and services to small- and mid-sized companies. With an array of capabilities, including on-site HR services, project-based HR work, and leave management services, the new division will serve both new and existing clients. HR consulting joins insurance, employee benefits, and wealth management as business lines beyond financial services offered by Pioneer to support its clients – with the expectation of additional lines to follow in the future.

“In establishing an HR Consulting Division, Pioneer is deepening its commitment to supporting small and medium-sized companies that are the backbone of our community,” said Thomas Amell, President and CEO of Pioneer. “Providing valuable HR expertise and services addresses the critical needs of businesses, enhances existing client relationships and builds new ones, and marks a pivotal step toward fulfilling our strategy of being ‘More Than a Bank.’”

Pioneer’s HR Consulting Division will deliver services to business clients in three ways: through on-site HR services, in which an HR manager is assigned to a company to oversee all aspects of HR; project-based HR work, such as creating employee handbooks, overseeing audit compliance, providing training, and developing compensation studies; and leave management services, which involves enrolling employees in medical, caregiving or family leave programs and ensuring regulatory compliance with the federal government and multiple states, which has become a major area of concern for businesses.

“Through conversations with our commercial clients, it became clear that the need for HR support is significant and growing rapidly,” said Susan Hollister, Executive Vice President and Chief Human Resources Officer of Pioneer. “We’re delighted to now have the ability to provide essential HR know-how, programs and services, and excited to have a recognized industry leader in Miriam to ensure a first-class experience.”

As Vice President of Pioneer’s HR Consulting Division, Dushane will lead a team that includes both existing HR personnel and new hires. A SHRM Certified Professional and a HCRI certified Professional in Human Resources, Dushane brings nearly 30 years of HR leadership experience, most recently at Alaant Workforce Solutions, the recruiting and workforce services firm she developed and built into a nationally recognized industry leader over more than two decades. Under her guidance, the company was recognized by Forbes for 5 consecutive years as one of America’s Best Recruiting Firms, and received the prestigious Best of Staffing Client Diamond Award for Excellence in Client Service from ClearlyRated for the past 9 years in a row.

“I’m thrilled to join the outstanding team at Pioneer and grateful for the opportunity to help build its new HR Consulting Division,” said Dushane. “My career has been focused on guiding business leaders in navigating the dynamic HR environment, which impacts every aspect of their operation. Powered by Pioneer’s sterling reputation and longstanding commitment to local businesses, I look forward to playing a vital role in supporting our clients’ growth and success.”

To learn more about Pioneer’s HR Consulting Division, visit pioneerny.com/hr-consulting.

About Pioneer
Pioneer Bancorp, Inc. (“Pioneer”) is a bank holding company with more than $2 billion in assets. Pioneer provides diversified financial services through its subsidiary, Pioneer Bank, National Association and its subsidiaries, with 22 offices in the Capital Region of New York State, and offers a broad array of banking, insurance, employee benefit, human resources consulting, and wealth management services to individuals, businesses, and municipalities. For more information on Pioneer, please visit www.pioneerny.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements include, but are not limited to, statements made by Mr. Amell, Ms. Hollister and Ms. Dushane. Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our transition report on Form 10-KT for the six months ended December 31, 2024, under the heading “Risk Factors” and other filings made with the Securities and Exchange Commission (the “SEC”), including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com